EXHIBIT (10)
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                                $425,000,000
                           CONSUMERS POWER COMPANY



                  ________________________________________





                              CREDIT AGREEMENT

                                     AND

                              RELATED DOCUMENTS










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                              CREDIT AGREEMENT

                          DATED AS OF JULY 14, 1995

                                    AMONG

                          CONSUMERS POWER COMPANY,

                                THE BANKS AND

                     THE FIRST NATIONAL BANK OF CHICAGO,

                           AS ADMINISTRATIVE AGENT

                              TABLE OF CONTENTS
                                                                      Page

ARTICLE I  DEFINITIONS                                                    1

ARTICLE II  THE ADVANCES                                                 11
2.1.  Commitment                                                         11
2.2.  Drawings                                                           11
      2.2.1.  Form of Drafts                                             11
      2.2.2.  Powers of Attorney                                         12
      2.2.3.  Payment of Drafts at Maturity                              12
      2.2.4.  Committed Drawings                                         12
             (a)    Request for Committed Drawing                        12
             (b)    Mechanics of Committed Drawings                      12
2.3.  Loans                                                              13
      2.3.1.  Committed Loans                                            13
             2.3.1.1.  Rate Options; Payment on Last Day of
                           Interest Period                               13
             2.3.1.2.  Method of Selecting Rate Options and
                           Interest Periods                              13
             2.3.1.3.  Committed Notes                                   13
             2.3.1.4.  Interest Payment Dates; Interest Basis            13
      2.3.2.  Competitive Bid Advances                                   14
             2.3.2.1.  Competitive Bid Option                            14
             2.3.2.2.  Competitive Bid Quote Request                     14
             2.3.2.3.  Invitation for Competitive Bid Quotes             15
             2.3.2.4.  Submission and Contents of Competitive
                           Bid Quotes                                    15
             2.3.2.5.  Notice to Company                                 16
             2.3.2.6.  Acceptance and Notice by Company                  16
             2.3.2.7.  Allocation by Agent                               17
2.4.  Method of Making Advances                                          17
2.5.  Minimum Amount of Advances                                         17
2.6.  Optional Principal Payments                                        17
2.7.  Commitment Fee and Reduction of Commitment                         17
2.8.  Agency Fee                                                         18
2.9.  Rate after Maturity                                                18
2.10.  Method of Payment                                                 18
2.11.  Telephonic Notices                                                18
2.12.  Lending Installations                                             18
2.13.  Non-Receipt of Funds by the Agent                                 19

ARTICLE III  RESERVED                                                    19

ARTICLE IV  CHANGE IN CIRCUMSTANCES                                      19
4.1.  Yield Protection                                                   19
4.2.  Replacement Bank                                                   20
4.3.  Availability of Rate Options                                       21
4.4.  Availability of Drawings                                           21
4.5.  Funding Indemnification                                            21
4.6.  Bank Certificates; Survival of Indemnity                           21

ARTICLE V  REPRESENTATIONS AND WARRANTIES                                22
5.1.  Incorporation and Good Standing                                    22
5.2.  Corporate Power and Authority; No Conflicts                        22
5.3.  Governmental Approvals                                             22
5.4.  Legally Enforceable Agreements                                     22
5.5.  Financial Statements                                               22
5.6.  Litigation                                                         23
5.7.  Margin Stock                                                       23
5.8.  ERISA                                                              23

ARTICLE VI  AFFIRMATIVE COVENANTS                                        23
6.1.  Payment of Taxes, Etc                                              23
6.2.  Maintenance of Insurance                                           24
6.3.  Preservation of Corporate Existence, Etc                           24
6.4.  Compliance with Laws, Etc                                          24
6.5.  Visitation Rights                                                  24
6.6.  Keeping of Books                                                   24
6.7.  Reporting Requirements                                             24

ARTICLE VII  NEGATIVE COVENANTS                                          26
7.1.  Liens                                                              26
7.2.  Sale of Assets                                                     27
7.3.  Mergers, Etc                                                       27
7.4.  Compliance with ERISA                                              27
7.5.  Change in Nature of Business                                       27

ARTICLE VIII  FINANCIAL COVENANTS                                        28
8.1.  Debt to Capital Ratio                                              28

ARTICLE IX  EVENTS OF DEFAULT                                            28
9.1.  Events of Default                                                  28
9.2.  Remedies                                                           29

ARTICLE X  WAIVERS, AMENDMENTS AND REMEDIES                              30
10.1.  Amendments                                                        30
10.2.  Preservation of Rights                                            30

ARTICLE XI  CONDITIONS PRECEDENT                                         31
11.1.  Initial Advance                                                   31
11.2.  Initial Committed Loan; Initial Competitive Bid Loan              31
11.3.  Initial Drawing                                                   31
11.4.  Each Advance (other than a Refinancing Advance)                   31
11.5.  Refinancing Advances                                              32

ARTICLE XII  GENERAL PROVISIONS                                          32
12.1.  Successors and Assigns                                            32
12.2.  Survival of Representations                                       33
12.3.  Governmental Regulation                                           33
12.4.  Taxes                                                             33
12.5.  Choice of Law                                                     34
12.6.  Headings                                                          34
12.7.  Entire Agreement                                                  34
12.8.  Expenses; Indemnification                                         34
12.9.  Accounting                                                        34
12.10.  Severability of Provisions                                       34
12.11.  Setoff                                                           35
12.12.  Ratable Payments                                                 35
12.13.  Nonliability of Bank                                             35
12.14.  Waiver Under Prior Agreement                                     35

ARTICLE XIII  THE AGENT                                                  35
13.1.  Appointment                                                       35
13.2.  Powers                                                            36
13.3.  General Immunity                                                  36
13.4.  No Responsibility for Loans, Recitals, etc                        36
13.5.  Action on Instructions of Banks                                   36
13.6.  Employment of Agents and Counsel                                  36
13.7.  Reliance on Documents; Counsel                                    36
13.8.  Agent's Reimbursement and Indemnification                         36
13.9.  Rights as a Lender                                                37
13.10.  Bank Credit Decision                                             37
13.11.  Successor Agent                                                  37

ARTICLE XIV  NOTICES                                                     37
14.1.  Giving Notice                                                     37
14.2.  Change of Address                                                 38

ARTICLE XV  COUNTERPARTS                                                 38

EXHIBIT "A"  -  Note                                                     48
EXHIBIT "B"  -  Opinion of Counsel                                       50
EXHIBIT "C"  -  Committed Drawing Request                                52
EXHIBIT "D"  -  Power of Attorney                                        54
EXHIBIT "E"  -  Competitive Bid Note                                     55
EXHIBIT "F"  -  Competitive Bid Quote                                    57
EXHIBIT "G"  -  Competitive Bid Quote Request                            59
EXHIBIT "H"  -  Invitation for Competitive Bid Quotes                    60
EXHIBIT "I"  -  Form of Certificate as to Debt-Capital Ratio             61
EXHIBIT "J"  -  Assignment Agreement                                     63
EXHIBIT "I"  -  Notice of Assignment                                     70

                              CREDIT AGREEMENT
                              ----------------

      This Credit Agreement, dated as of July 14, 1995, is among Consumers Power Company, a Michigan corporation (the "Company"), certain banks listed on the signature pages hereto (the "Banks") and The First National Bank of Chicago, a national banking association, as Administrative Agent (the "Agent").

                            W I T N E S S E T H:

      WHEREAS, the Company, certain banks and The First National Bank of Chicago, as agent for the banks, entered into a Credit Agreement dated as of July 16, 1993 (as amended, the "1993 Agreement"), which provided a $470,000,000 revolving credit facility to the Company;

      WHEREAS, the Company has requested, and the Banks have agreed to enter into, a revolving credit facility with the Banks in an aggregate amount of $425,000,000, providing for loans to the Company at committed rate options including eurodollar and corporate base rates, and, in addition, a committed facility under which the Banks may create drafts for the Company to be discounted at banker's acceptance rates; and

      WHEREAS, in addition to the committed facilities for loans and the creation of discounted drafts, the Banks have agreed to provide a competitive bid option for loans;

      WHEREAS, this Agreement shall document the facility described above and shall replace the 1993 Agreement;

      NOW THEREFORE, the Company, the Banks and the Agent hereby agree as follows:


                                  ARTICLE I
                                 DEFINITIONS
                                 -----------

      As used in this Agreement:

      "Absolute Rate" means, with respect to a Competitive Bid Loan made by a given Bank for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) (set either at a specific rate or at a margin over or under the Base Eurodollar Rate) offered by such Bank and accepted by the Company.

      "Absolute Rate Interest Period" means, with respect to a Competitive Bid Advance, a period of not less than 7 and not more than 180 days commencing on a Business Day selected by the Company pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

      "Advances" means any borrowings hereunder, including all Loans and Drawings.

      "Agent" means The First National Bank of Chicago in its capacity as administrative agent for the Banks pursuant to Article XIII, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article XIII.

      "Aggregate Commitment" means the aggregate of the Commitments of the Banks hereunder.

      "Agreement" means this Credit Agreement, as it may be amended from time to time.

      "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

             (a) the corporate base rate of interest announced publicly by First Chicago from time to time (which rate is based upon various factors including costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate); or

             (b) 1/2 of one percent per annum above the Federal Funds Rate from time to time.

Each change in the Alternate Base Rate shall take effect concurrently with any change in such base rate or the Federal Funds Rate.

      "Applicable Commission Percentage" means, at any date of determination, whichever of the following is applicable at such time:

             (i) 0.30% per annum in the event that, and at all times during which, the First Mortgage Bonds (the "Senior
      Debt") are rated A/A2 or higher by any two of D&P, Fitch, Moody's and S&P, provided, that at least one of the two rating agencies used in determining such commission shall be either S&P or Moody's;

             (ii) 0.35% per annum in the event that, and at all times during which, the Senior Debt is not rated A/A2 or higher by any two of D&P, Fitch, Moody's and S&P but is rated A-/A3 or BBB+/Baa1 or higher by any two of D&P, Fitch, Moody's and S&P, provided that at least one of the two rating agencies used in determining such commission shall be either S&P or Moody's;

             (iii) 0.45% per annum in the event that, and at all times during which, the Senior Debt is not rated A-/A3 or BBB+/Baa1 or higher by any two of D&P, Fitch, Moody's and S&P but is rated BBB/Baa2 or BBB-/Baa3 or higher by any two of D&P, Fitch, Moody's and S&P, provided, that at least one of the two rating agencies used in determining such commission shall be either S&P or Moody's; or

              (iv) 0.75% per annum in the event that, and at all times during which, the Senior Debt is not rated BBB/Baa2 or BBB-/Baa3 or higher by any two of D&P, Fitch, Moody's and S&P, provided, that at least one of the two rating agencies used in determining such commission shall be either S&P or Moody's.

The Applicable Commission Percentage shall be redetermined as noted above upon any change in the rating of the Senior Debt by D&P, Fitch, Moody's or S&P, which would cause it to change.

      "Applicable Margin" means at any date of determination, whichever of the following is applicable at such time:

               (i) either 0.30% per annum with respect to a Eurodollar Rate Loan or 0.0% with respect to a Floating Rate Loan, in the event that, and at all times during which, the Senior Debt is rated A/A2 or higher by any two of D&P, Fitch, Moody's and S&P, provided, that at least one of the two rating agencies used in determining such margin shall be either S&P or Moody's;

              (ii) 0.35% per annum with respect to a Eurodollar Rate Loan or 0.0% with respect to a Floating Rate Loan, in the event that, and at all times during which, the Senior Debt is not rated A/A2 or higher by any two of D&P, Fitch, Moody's and S&P but is rated A-/A3 or BBB+/Baa1 or higher by any two of D&P, Fitch, Moody's and S&P, provided, that at least one of the two rating agencies used in determining such margin shall be either S&P or Moody's;

             (iii) either 0.45% per annum with respect to a Eurodollar Rate Loan or 0.0% with respect to a Floating Rate Loan, in the event that, and at all times during which, the Senior Debt is not rated A-/A3 or BBB+/Baa1 or higher by any two of D&P, Fitch, Moody's and S&P but is rated BBB/Baa2 or BBB-/Baa3 or higher by any two of D&P, Fitch, Moody's and S&P, provided, that at least one of the two rating agencies used in determining such margin shall be either S&P or Moody's; or

              (iv) either 0.75% per annum with respect to a Eurodollar Rate Loan or 0.25% with respect to a Floating Rate Loan, in the event that, and at all times during which, the Senior Debt is not rated BBB/Baa2 or BBB-/Baa3 or higher by any two of D&P, Fitch, Moody's and S&P, provided, that at least one of the two rating agencies used in determining such margin shall be either S&P or Moody's.

The Applicable Margin shall be redetermined as noted above upon any change in the rating of the Senior Debt by D&P, Fitch, Moody's or S&P, which would cause it to change.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "BA Reference Banks" shall mean First Chicago, Bank of America Illinois, and CIBC Inc.

      "Banker's Acceptance Reference Rate" means, for any Borrowing Date, the sum of (a) the rate determined by the Agent to be the arithmetic average of the Discount Rate for such Borrowing Date for the BA Reference Banks, rounded to the next highest 5/100ths of 1% plus (b) 1/10 of 1%. If any of the BA Reference Banks fails to provide such quotation to the Agent, then the Agent shall determine the Banker's Acceptance Reference Rate on the basis of the quotations of the remaining BA Reference Banks.

      "Banks" means the banks listed on the signature pages of this Agreement and their respective successors and assigns.

      "Base Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the arithmetic average of the rates reported to the Agent by each Loan Reference Bank as the rate at which deposits in U.S. Dollars are offered to such Loan Reference Bank by first-class banks in the London interbank market at 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the amount of such Loan Reference Bank's Eurodollar Rate Loan and having a maturity equal to such Eurodollar Interest Period. If any Loan Reference Bank fails to provide such quotation to the Agent, then the Agent shall determine the Base Eurodollar Rate on the basis of the quotations of the remaining Loan Reference Banks.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Business Day" means (i) with respect to borrowing, payment or rate selection of Eurodollar Rate Loans, a day on which banks are open for business in Chicago, New York and Los Angeles and on which dealings in U.S. Dollars are carried on in the London interbank market and (ii) for all other purposes, a day on which banks are open for business in Chicago.

      "Capital Lease" means any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP.

      "Commission" means, with respect to a Draft pursuant to a Committed Drawing, an amount equal to (a) the face amount of the Draft times (b) the Applicable Commission Percentage times (c) a fraction the numerator of which is the number of days from and including the date of discount of the Draft to but excluding the maturity date of such Draft and the denominator of which is 360.

      "Commitment" means, for each Bank, the obligation of such Bank to make Committed Loans and create and discount Committed Drawings not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time.

      "Commitment Fee" means, at any date of determination, whichever of the following is applicable at such time:

               (i) 0.10% per annum in the event that, and at all times during which, the Senior Debt is rated A/A2 or higher by any two of D&P, Fitch, Moody's and S&P, provided that at least one of the two rating agencies used in determining such commitment fee shall be either S&P or Moody's;

              (ii) 0.125% per annum in the event that, and at all times during which, the Senior Debt is not rated A/A2 or higher by any two of D&P, Fitch, Moody's and S&P but is rated A-/A3 or BBB+/Baa1 or higher by any two of D&P, Fitch, Moody's and S&P, provided that at least one of the two rating agencies used in determining such commitment fee shall be either S&P or Moody's;

             (iii) 0.175% per annum in the event that, and at all times during which, the Senior Debt is not rated A-/A3 or BBB+/Baa1 or higher by any two of D&P, Fitch, Moody's and S&P but is rated BBB/Baa2 or BBB-/Baa3 or higher by any two of D&P, Fitch, Moody's and S&P, provided that at least one of the two rating agencies used in determining such commitment fee shall be either S&P or Moody's; or

              (iv) 0.25% per annum in the event that, and at all times during which, the Senior Debt is not rated BBB/Baa2 or BBB-/Baa3 or higher by any two of D&P, Fitch, Moody's and S&P, provided that at least one of the two rating agencies used in determining such commitment fee shall be either S&P or Moody's.

      "Committed Drawing" means a borrowing hereunder pursuant to Section
2.2.4. made through the Banks' discounting of Drafts.

      "Committed Drawing Request" has the meaning set forth for such term in Section 2.2.4. hereof.

      "Committed Loan" means a borrowing hereunder pursuant to Section
2.3.1.

      "Committed Note" means a promissory note in substantially the form of Exhibit "A" hereto, duly executed and delivered to the Agent by the Company and payable to the order of a Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

      "Company" means Consumers Power Company, a Michigan corporation, and its successors and assigns.

      "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the Competitive Bid Loans made by some or all of the Banks to the Company at the same time and for the same Interest Period.

      "Competitive Bid Borrowing Notice" is defined in Section 2.3.2.6.

      "Competitive Bid Loan" means a Loan which bears interest at the Absolute Rate.

      "Competitive Bid Note" means a promissory note in substantially the form of Exhibit "E" hereto, with appropriate insertions, duly executed and delivered to the Agent by the Company for the account of a Bank and payable to the order of such Bank, including any amendment, modification, renewal or replacement of such promissory note.

      "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit "F" hereto completed and delivered by a Bank to the Agent in accordance with Section 2.3.2.4.

      "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit "G" hereto completed and delivered by the Company to the Agent in accordance with Section 2.3.2.2.

      "Competitive Bid Reduction" means, for each Bank at any time, such Bank's ratable portion (determined according to the Banks' respective Commitments) of the aggregate principal amount of all Competitive Bid Advances then outstanding (which shall be determined irrespective of whether such Bank has Competitive Bid Advances outstanding).

      "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company in accordance with GAAP.

      "Credit Documents" means this Agreement, the Notes, the Drafts, the Drawing Requests and the Powers of Attorney.

      "Debt" means, with respect to any Person, and without duplication,
(a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services, (c) all Unfunded Vested Liabilities of such Person (if such Person is not the Company, determined in a manner analogous to that of determining Unfunded Vested Liabilities of the Company), (d) all obligations of such Person arising under acceptance facilities, (e) all obligations of such Person as lessee under Capital Leases, and (f) all guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to assure a creditor against loss (whether by the purchase of goods or services, the provision of funds for payment, the supply of funds to invest in any Person or otherwise) in respect of indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (e) above.

      "Default" means an event which but for the giving of notice or lapse of time, or both, would constitute an Event of Default.

      "Designated Officer" means the Chief Financial Officer, the
Treasurer, an Assistant Treasurer, any Vice President in charge of financial or accounting matters or the principal accounting officer of the Company.

      "Discount" means, with respect to any Draft discounted by a Bank on the date of creation and discount thereof, an amount equal to (a) such Bank's Discount Rate for such Draft times (b) the face amount of such Draft times (c) a fraction the numerator of which is the number of days from and including the date of discount to but excluding the maturity date of such Draft and the denominator of which is 360.

      "Discount Rate" means, with respect to a Drawing evidenced by a Draft discounted by a Bank, the bid rate in effect at such Bank on the relevant Borrowing Date for discounting of commercial drafts or bills eligible for discount in the same denomination with Federal Reserve Banks and having maturities on the same date as the maturity date of such Draft, provided, that no Discount Rate used by any Bank shall be greater than the Banker's Acceptance Reference Rate.

      "Drafts" means the drafts drawn by the Company on a Bank pursuant to
Section 2.2 hereof and discounted by such Bank and which evidence Drawings under this Agreement.

      "Drawing Request" means a Committed Drawing Request.

      "Drawings" means Committed Drawings and "Drawing" means a single such Drawing.

      "D & P" means Duff & Phelps, Inc. or any successor thereto.

      "Eligible Draft" means any Draft which, if it were to be accepted by a Bank hereunder, (i) would be eligible for discount by Federal Reserve Banks and (ii) would not require such Bank to maintain reserves under Regulation D or any other law or regulation against the liability of such Bank under such Draft.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

      "Eurodollar Interest Period" means, with respect to a Eurodollar Rate Loan, a period of one, two, three or six months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day in the first, second, third or sixth succeeding calendar month which corresponds numerically to the beginning day of such Eurodollar Interest Period, provided, that if there is no such numerically corresponding day in such first, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such first, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

      "Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for the relevant Eurodollar Interest Period, the sum of (i) the Base
Eurodollar Rate applicable to that Eurodollar Interest Period plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/16 of 1%. "Eurodollar Rate Loan" means a Loan which bears interest at a Eurodollar Rate.

      "Event of Default" means an event described in Article IX.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

      "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors and assigns.

      "First Mortgage Bonds" means those bonds issued by the Company pursuant to the Indenture.

      "Fitch" means Fitchs Investor Services, Inc. or any successor thereto.

      "Fixed Rate" means the Absolute Rate or the Eurodollar Rate.

      "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

      "Floating Rate" means a rate per annum equal to (i) the Alternate Base Rate plus (ii) the Applicable Margin, changing when and as the Alternate Base Rate changes. "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

      "Floating Rate Interest Period" means, with respect to a Floating Rate Loan, a period of 90 days commencing on a Business Day selected by the Company in accordance with Section 2.3.1.2, provided, that with respect to a Floating Rate Loan to be made less than 90 days prior to the Termination Date, the Company may select a Floating Rate Interest Period which ends on the Termination Date. If such Floating Rate Interest Period would end on a day which is not a Business Day, such Floating Rate Interest Period shall end on the next succeeding Business Day.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.5 (except, for purposes of the financial statements required to be delivered pursuant to Sections 6.7(c) and (d), for changes concurred in by the Company's independent public accountants).

      "Indenture" means that certain Indenture, dated as of September 1, 1945, as supplemented and amended from time to time, from the Company to Chemical Bank, as successor Trustee.

      "Interest Period" means an Absolute Rate Interest Period, a
Eurodollar Interest Period or a Floating Rate Interest Period.

      "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "H" hereto, completed and delivered by the Agent to the Banks in accordance with
Section 2.3.2.3.

      "Lending Installation" means any office, branch, subsidiary or affiliate of a Bank.

      "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

      "Loan" means a borrowing (i) pursuant to Section 2.3.1 of this Agreement which bears interest at the Eurodollar Rate or the Floating Rate or (ii) pursuant to Section 2.3.2 of this Agreement which bears interest at the Absolute Rate.

      "Loan Reference Banks" means First Chicago, Bank of America Illinois, and CIBC Inc.

      "Loan Request" is defined in Section 2.3.1.2.

      "Majority Banks" means Banks in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Banks in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

      "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

      "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

      "Notes" means the Competitive Bid Notes and the Committed Notes.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes and the Drafts, all accrued and unpaid commitment fees and all other obligations of the Company to the Banks arising under the Credit Documents.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "Plan" means any employee benefit plan (other than a Multiemployer
Plan) maintained for employees of the Company or any ERISA Affiliate and covered by Title IV of ERISA.

      "Powers of Attorney" shall have the meaning set forth for such term in Section 2.2.2 hereof.

      "Prior Agreement" means that certain Credit Agreement dated as of July 16, 1993, among the Company, First Chicago as agent, and the banks party thereto, as amended from time to time.

      "Rate Option" means the Eurodollar Rate or the Floating Rate.

      "Refinancing Advance" means an Advance which, after giving effect to the Advance and the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances, except that a Refinancing Advance shall not include Advances made upon the maturity of a Competitive Bid Advance.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

      "S&P" means Standard & Poor's Ratings Group or any successor thereto.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

      "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by such Person.

      "Termination Date" means the earlier of (i) the fourth anniversary of the date of this Agreement or (ii) any earlier date on which the obligation of the Banks to make Committed Loans and Committed Drawings hereunder is terminated.

      "Termination Event" means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a) (2) of ERISA, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC or to appoint a trustee to administer any Plan.

      "Total Consolidated Capitalization" means, at any date of determination, the sum of (a) Total Consolidated Debt, (b) equity of the common stockholders of the Company, (c) equity of the preference stockholders of the Company and (d) equity of the preferred stockholders of the Company, in each case determined at such date.

      "Total Consolidated Debt" means, at any date of determination, the aggregate Debt of the Company and its Consolidated Subsidiaries.

      "Unfunded Vested Liabilities" means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, and (ii) in the case of Multiemployer Plans, the withdrawal liability of the Company and Subsidiaries.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                 ARTICLE II
                                THE ADVANCES
                                ------------

      2.1. Commitment. From and including the date of this Agreement through and including the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to extend credit to the Company from time to time by making Committed Loans and creating and discounting Committed Drawings in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment, provided, that the Commitment of each Bank shall be deemed utilized from time to time by the amount of such Bank's Competitive Bid Reduction. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Termination Date. Each Advance hereunder (other than Competitive Bid Advances) shall consist of Advances made from the several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The total amount of Committed Loans, Committed Drawings, and Competitive Bid Loans outstanding at any one time may not exceed the Aggregate Commitment in effect at such time.

      The Company shall (a) use the proceeds from the discounting of Drafts by the Banks to finance the current shipment of fossil fuels within the United States, including, without limitation, natural gas and coal and (b) use the proceeds of the Loans for general corporate purposes.

      2.2.  Drawings.

      2.2.1. Form of Drafts. Drawings shall be created severally by each Bank hereunder by creating and discounting Drafts at such Bank's Discount Rate. Each Draft shall be drawn on the Bank discounting such Draft and dated the date such Draft is presented for discount hereunder, shall be an Eligible Draft and shall mature and be payable by the Company on a Business Day which is (i) not less than 30 nor more than 180 days after the date thereof and (ii) not later than the Termination Date in effect at the time of the creation of such Draft.

      2.2.2. Powers of Attorney. The Company will furnish each Bank a limited Power of Attorney substantially in the form of Exhibit "D" hereto (together, the "Powers of Attorney"), which will authorize such Bank to complete and execute the Drafts on behalf of the Company in accordance with the information to be furnished for each Draft.

      2.2.3. Payment of Drafts at Maturity. The Company shall pay each Bank an amount equal to the face amount of each Draft discounted by such Bank on the maturity date thereof to the account indicated on the signature pages to this Agreement for such Bank.

      2.2.4.  Committed Drawings.

      (a) Request for Committed Drawing. Each Committed Drawing shall be made on telephone notice received by the Agent from the Company not later than 11:00 A.M. (Chicago time) two Business Days prior to the Borrowing Date of such Drawing, confirmed by a written notice received by the Agent by 3:00 P.M. (Chicago time) on such Business Day, substantially in the form of Exhibit "C" hereto and incorporated herein (each a "Committed Drawing Request"), specifying, among other things, (i) the Borrowing Date of such Committed Drawing, (ii) the dates of maturity of the Drafts (each of which must be a Business Day), (iii) with respect to each maturity within each Committed Drawing, the aggregate face amount of the Drafts to be created and discounted and (iv) a description of the goods, the shipment of which is to be financed by the Committed Drawing. The Agent shall promptly notify each of the Banks of its ratable proportion of the Committed Drawing, based on the ratio that such Bank's Commitment bears to the Aggregate Commitment. By 9:00 A.M. (Chicago time) on the Borrowing Date for such Committed Drawing, each Bank shall notify the Agent of such Bank's Discount Rate to be used in the discounting of the Drafts by such Bank pursuant to such requested Committed Drawing. The Agent shall calculate the Banker's Acceptance Reference Rate and shall notify the Company of such rate by 9:30 a.m. (Chicago time) on such Borrowing Date. If any Bank's Discount Rate is greater than the Banker's Acceptance Reference Rate for such requested Drawing, the Agent shall notify such Bank by 9:30 A.M. (Chicago time) on such Borrowing Date and such Bank shall use the Banker's Acceptance Reference Rate in discounting the Draft for such requested Drawing as set forth below.

      (b) Mechanics of Committed Drawings. Not later than 11:00 A.M. (Chicago time) on each Borrowing Date for a Committed Drawing and upon fulfillment of the applicable conditions set forth herein, each Bank will
(i) prepare on behalf of the Company a Draft or Drafts having a face amount in the aggregate equal to the amount of such Bank's ratable proportion of the Committed Drawing, each such Draft being dated such Borrowing Date and having the maturity date specified by the Company, (ii) execute such Draft or Drafts on behalf of the Company pursuant to the Powers of Attorney and (iii) discount each Draft by transferring to the Agent at its address specified on the signature page hereof an amount in immediately available funds equal to (a) the face amount of such Draft minus (b) the sum of (x) such Bank's Discount for such Draft plus (y) the Commission applicable to such Draft. The Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address.

      2.3.  Loans.

             2.3.1.  Committed Loans.

             2.3.1.1. Rate Options; Payment on Last Day of Interest Period. The Loans may be Floating Rate Loans or Eurodollar Rate Loans, or a combination thereof, selected by the Company in accordance with Section 2.3.1.2. Each Loan shall be paid in full by the Company on the last day of the Interest Period applicable thereto.

             2.3.1.2. Method of Selecting Rate Options and Interest Periods. The Company shall select the Rate Option and Interest Period applicable to each Loan from time to time. The Company shall give the Agent irrevocable notice (a "Loan Request") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Loan and three Business Days before the Borrowing Date of each Eurodollar Rate Loan, specifying:

               (i) the Borrowing Date, which shall be a Business Day, of such Loan,

              (ii)  the aggregate amount of such Loan,

             (iii)  the Rate Option selected for such Loan, and

              (iv) in the case of each Fixed Rate Loan, the Interest Period applicable thereto.

             Each Fixed Rate Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Loan. The Company shall not select an Interest Period with respect to any Loan which ends subsequent to the earlier of
             (x) the date of maturity of the Committed Notes in effect at the time of the making of such Loan and (y) the Termination Date in effect at the time of the making of such Loan.

             2.3.1.3. Committed Notes. Each Bank is hereby authorized to record the principal amount of each of the Loans and each repayment on the schedule attached to its Committed Note, provided, that the failure to so record shall not affect the Company's obligations under such Committed Note. On or before each of the first, second and third anniversaries of the date of this Agreement, the Company shall execute and deliver to the Agent new Committed Notes dated, respectively, the date of the first, second and third anniversaries of the date of this Agreement and maturing, respectively, on the second, third and fourth anniversaries of the date of this Agreement.

             2.3.1.4. Interest Payment Dates; Interest Basis. Interest accrued on each Loan shall be payable on the last day of its applicable Interest Period and on any date on which the Loan is prepaid, whether due to acceleration or otherwise.
             Interest accrued on each Fixed Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Fixed Rate Loans and Drawings shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365/366 day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to 5:00 p.m. (Chicago time) at the place of payment. If any payment of principal or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

             2.3.2.  Competitive Bid Advances.

             2.3.2.1. Competitive Bid Option. In addition to the Loans pursuant to Section 2.3.1, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Company may, as set forth in this Section 2.3.2, request the Banks, prior to the Termination Date, to make offers to make Competitive Bid Advances to the Company. Each Bank may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section
             2.3.2. Competitive Bid Advances shall be evidenced by the Competitive Bid Notes.

             2.3.2.2. Competitive Bid Quote Request. When the Company wishes to request offers to make Competitive Bid Loans under this Section 2.3.2, it shall transmit to the Agent by telex or telecopy a Competitive Bid Quote Request substantially in the form of Exhibit "G" hereto so as to be received no later than 9:00 a.m. (Chicago time) at least two Business Days prior to the Borrowing Date proposed therein, specifying:

                    (a) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance,

                    (b)    the aggregate principal amount of such
             Competitive Bid Advance, and

                    (c) the Interest Period applicable thereto (which may not be greater than 180 days and may not end after the Termination Date).

             The Company may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit "G" hereto shall be rejected, and the Agent shall promptly notify the Company of such rejection by telex or telecopy.

             2.3.2.3. Invitation for Competitive Bid Quotes. Promptly, and in any event before the close of business (Chicago time) on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2.2, the Agent shall send to each of the Banks by telex or telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "H" hereto, which shall constitute an invitation by the Company to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.2.

             2.3.2.4.  Submission and Contents of Competitive Bid Quotes.

                    (i) Each Bank may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.2.4 and must be submitted to the Agent by telex or telecopy at its offices specified in or pursuant to Article XIII not later than 9:00 a.m. (Chicago time) on the proposed Borrowing Date (or, upon reasonable prior notice to the Banks, such other time and date as the Company and the Agent may agree), provided, that Competitive Bid Quotes submitted by First Chicago may only be submitted if the Agent or First Chicago (in either capacity) notifies the Company of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Banks. Subject to Articles IX and XI, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

                    (ii)  Each Competitive Bid Quote shall be in
             substantially the form of Exhibit "F" hereto and shall in any case specify:

                    (a) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                    (b) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Bank, (2) must be at least $10,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,

                    (c) the Absolute Rate offered for each such Competitive Bid Loan,

                    (d) the Interest Period applicable to each such Competitive Bid Loan, and

                    (e)    the identity of the quoting Bank.

                    (iii) The Agent shall reject any Competitive Bid Quote that:

                    (a) is not substantially in the form of Exhibit "F" hereto or does not specify all of the information required by this Section 2.3.2.4(ii);

                    (b) contains qualifying, conditional or similar language, other than any such language contained in Exhibit "F" hereto;

                    (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                    (d)    arrives after the time set forth in Section
             2.3.2.4(i).

             If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.2.4(iii), then the Agent shall notify the relevant Bank of such rejection as soon as practical.

             2.3.2.5. Notice to Company. Not later than 9:30 a.m. (Chicago time) on the proposed Borrowing Date, the Agent shall notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section
             2.3.2.4 and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Company shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Absolute Rates so offered.

             2.3.2.6. Acceptance and Notice by Company. Not later than 10:00 a.m. (Chicago time) on the proposed Borrowing Date (or, upon reasonable prior notice to the Banks, such other time and date as the Company and the Agent may agree), the Company shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.3.2.5, provided, that the failure by the Company to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers that are accepted for each Interest Period and shall be followed promptly by a confirming telecopy of such Competitive Bid Borrowing Notice. The Company may accept any Competitive Bid Quote in whole or in part, provided, that:

                    (a) the Company may choose to accept Competitive Bid Quotes in an aggregate principal amount in excess of the amount of the related Competitive Bid Quote Request,

                    (b) the Company shall be required to accept the lowest Competitive Bid Quotes submitted in response to such Competitive Bid Quote Request, and

                    (c) the Company may not accept any offer that is described in Section 2.3.2.4(iii) or that otherwise fails to comply with the requirements of this Agreement.

             2.3.2.7. Allocation by Agent. If offers are made by two or more Banks with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day, notify each Bank of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Bank.

      2.4. Method of Making Advances. Not later than noon (Chicago time) on each Borrowing Date, each Bank will make the funds available to the Company at such reasonable location as shall be specified by the Company in its Loan Request, Competitive Bid Quote Request or Drawing Request. Notwithstanding the foregoing provisions of this Section, to the extent that a Loan made by a Bank matures on the Borrowing Date of a requested Loan, such Bank shall apply the proceeds of the Loan it is then making to the repayment of the maturing Loan.

      2.5. Minimum Amount of Advances. Each Advance shall be in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, that any Floating Rate Loan may be in the amount of the unused Aggregate Commitment.

      2.6. Optional Principal Payments. The Company may from time to time pay all outstanding Floating Rate Loans, or, in a minimum aggregate amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), any portion of the outstanding Floating Rate Loans upon one Business Day's notice to the Agent. A Fixed Rate Loan paid prior to the last day of the applicable Interest Period shall be subject to the provisions of Section
4.5.  A Drawing may not be paid prior to the maturity date thereof.

      2.7. Commitment Fee and Reduction of Commitment. The Company agrees to pay to the Agent for the account of each Bank a Commitment Fee on the daily unborrowed portion of such Bank's Commitment from the date hereof to and including the Termination Date payable in arrears on the last day of each March, June, September and December during the term of the Bank's Commitment, commencing on September 30, 1995, and on the Termination Date. The commitment fee shall be calculated for actual days elapsed on the basis of a 365/366 day year. For purposes of this commitment fee only, each Bank's Commitment shall not be deemed utilized by the amount of such Bank's Competitive Bid Reduction. The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Banks in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), upon at least ten Business Days' written notice to the Agent, which shall specify the amount of any such reduction, provided, that the amount of the Aggregate Commitment may not be reduced below the aggregate outstanding principal amount of the Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligation of the Banks to make Advances hereunder.

      2.8. Agency Fee. The Company shall pay an agency fee to the Agent in an amount to be separately documented between the Company and the Agent.

      2.9. Rate after Maturity. Except as provided in the next sentence, any Advance not paid by the Company at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 1% per annum. In the case of a Fixed Rate Loan the maturity of which is accelerated, such Fixed Rate Loan shall bear interest for the remainder of the applicable Interest Period, at the higher of the rate otherwise applicable to such Interest Period plus 1% per annum or the Floating Rate plus 1% per annum.

      2.10. Method of Payment. All payments of principal and interest hereunder for Loans and Drawings and all payments of fees hereunder shall be made in immediately available funds to the Agent at its address specified on the signature page of this Agreement or at any other Lending Installation of the Agent specified in writing by the Agent to the Company by noon (Chicago time) on the date when due and shall be applied (i) first, ratably among the Banks with respect to any principal and interest due in connection with Loans pursuant to Section 2.3.1 or Committed Drawings, (ii) second, after all amounts described in clause (i) have been satisfied, ratably among those Banks for whom any payment of principal and interest is due in connection with any Competitive Bid Loans and (iii) third, after all amounts described in clauses (i) and (ii) have been satisfied, ratably to any other Obligations then due. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent to such Bank in the same type of funds which the Agent received at its address specified on the signature pages of this Agreement or at any Lending Installation specified in a notice received by the Agent from such Bank. The Agent is hereby authorized to charge the account of the Company maintained with First Chicago, if any, for each payment of principal or interest for Loans and Drawings and all fees as such payment becomes due hereunder.

      2.11. Telephonic Notices. The Company hereby authorizes the Banks and the Agent to make Advances and effect Rate Option selections based on telephonic notices made by any person or persons the Agent or any Bank in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by a Designated Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Banks, the records of the Agent and the Banks shall govern absent manifest error.

      2.12.  Lending Installations.  Subject to the provisions of Section
4.6 hereof, each Bank may book its Advances at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes and the Drafts shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written or telex notice to the Company, designate a Lending Installation through which Advances will be made by it and for whose account payments on the Advances are to be made.

      2.13. Non-Receipt of Funds by the Agent. Unless the Company or a Bank, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Bank, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Rate for such day (as determined by the Agent) or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.


                                 ARTICLE III
                                  RESERVED


                                 ARTICLE IV
                           CHANGE IN CIRCUMSTANCES
                           -----------------------

      4.1. Yield Protection. (a) If any change in law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof by any agency or authority having jurisdiction over any Bank,

             (i) subjects any Bank or any applicable Lending Installation to any increased tax, duty, charge or withholding on or from payments due from the Company (excluding taxation measured by or attributable to the overall net income of the Bank or applicable Lending Installation, whether overall or in any geographic area), or changes the rate of taxation of payments to any Bank in respect of its Advances or other amounts due it hereunder, or

             (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation (including, without limitation, (i) any reserve costs under Regulation D with respect to Eurocurrency liabilities (as defined in Regulation D) and (ii) a higher discount rate, increased reserve requirements or additional premium liability to the Federal Deposit Insurance Corporation resulting from any Draft discounted hereunder not being an Eligible Draft at the time of its creation, but excluding reserves and assessments already taken into account in determining the interest rate applicable to Fixed Rate Loans and discount rates already taken into account in discounting existing Drafts), or

             (iii) imposes any other condition the result of which is to increase the cost to any Bank or any applicable Lending Installation of making, funding or maintaining loans or bankers acceptances, or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with loans or bankers acceptances, or requires any Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of loans or bankers acceptances held or interest received by it, by an amount deemed material by any Bank, or

             (iv) affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank and such Bank determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Advances hereunder or of commitments of this type, then, upon presentation by such Bank to the Company of a certificate (as referred to in the immediately succeeding sentence of this Section 4.1) setting forth the basis for such determination and the additional amounts reasonably determined by such Bank, for the period of up to 90 days prior to the date on which such certificate is delivered to the Company and the Agent, to be sufficient to compensate such Bank in light of such circumstances, the Company shall within 30 days of such delivery of such certificate pay to the Agent for the account of such Bank the specified amounts set forth on such certificate. The affected Bank shall deliver to the Company and the Agent a certificate setting forth the basis of the claim and specifying in reasonable detail the calculation of such increased expense, which certificate shall be prima facia evidence as to such increase and such amounts. An affected Bank may deliver more than one certificate to the Company during the term of this Agreement. In making the determinations contemplated by the above-referenced certificate, such Bank may make such reasonable estimates, assumptions, allocations and the like that such Bank in good faith determines to be appropriate, and such Bank's selection thereof in accordance with this
Section 4.1 shall be conclusive and binding on the Company, absent manifest error.

      (b) No Bank shall be entitled to demand compensation or be compensated hereunder to the extent that such compensation relates to any period of time more than 90 days prior to the date upon which such Bank first notified the Company of the occurrence of the event entitling such Bank to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Company).

      4.2. Replacement Bank. (a) If any Bank shall make a demand for payment under Section 4.1, then within 30 days after such demand, the Company may, with the approval of the Agent (which approval shall not be unreasonably withheld) and provided that no Default or Event of Default shall then have occurred and be continuing, demand that such Bank assign to one or more financial institutions designated by the Company and approved by the Agent all (but not less than all) of such Bank's Commitment and the Advances owing to it within the period ending on the later of such 30th day and the last day of the longest of the then current Interest Periods or maturity dates for such Advances. It is understood that such assignment shall be consummated on terms satisfactory to the assigning Bank, provided, that such Bank's consent to such an assignment shall not be unreasonably withheld.

      (b) In the event that the Company shall elect to replace a Bank as referred to in clause (a) above, the Company shall prepay all Advances outstanding of such Bank, and the bank or banks selected by the Company shall replace such Bank as a Bank hereunder pursuant to an instrument satisfactory to the Company, the Agent and the Bank being replaced by making Loans to the Company in the amount of the Loans previously made by such assigning Bank and discounting Drafts for the Company having the aggregate face amount and maturities previously discounted by such assigning Bank, and assuming all the same rights and responsibilities hereunder as such assigning Bank and having the same Commitment as such assigning Bank.

      4.3. Availability of Rate Options. If any Bank determines that maintenance of the Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Majority Banks determine that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Loans are not available or (ii) a Fixed Rate does not accurately reflect the cost of making or maintaining a Fixed Rate Loan, then the Agent shall suspend the availability of the affected Rate Option and require any Fixed Rate Loans outstanding under an affected Rate Option to be promptly converted to Floating Rate Loans.

      4.4. Availability of Drawings. If (i) a determination shall be made by any regulatory body or any instrumentality thereof (including, without limitation, any Federal Reserve Bank or any bank examiner) or there is a change in, or change in interpretation of, any applicable law, rule, regulation or directive, in either case whether or not having the force of law, and in either case to the effect that any Draft will not be an Eligible Draft (or if already discounted is not or, at the time of its creation, was not an Eligible Draft) with Federal Reserve Banks or (ii) a restriction (including, without limitation, any change in bankers acceptance limits imposed on any Bank) is imposed on any Bank by act of government or of any regulatory body or any in instrumentality thereof (including, without limitation, any Federal Reserve Bank or any bank examiner) which would prevent such Bank from extending Advances or creating Eligible Drafts then, in any such event, the Agent shall suspend the availability of Drawings hereunder and require any outstanding
Drawings to be promptly converted to Floating Rate Loans.

      4.5. Funding Indemnification. If any payment of a Fixed Rate Loan occurs on a date which is not the last day of the applicable Interest Period or any payment of a Draft occurs on a date which is not its specified maturity date, whether because of prepayment or otherwise, or a Fixed Rate Loan or a Drawing is not made on the date specified by the Company for any reason other than default by the Banks, the Company will indemnify each Bank for any loss or cost (but not lost profits) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Loan or Drawing; provided, however, that the Company shall not be liable for any of the foregoing to the extent they arise because of acceleration by any Bank.

      4.6. Bank Certificates; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to the Fixed Rate Loans to reduce any liability of the Company to such Bank under Section 4.1 or to avoid the unavailability of a Rate Option under Section 4.3, so long as such designation is not disadvantageous to such Bank. A certificate of such Bank as to the amount due under Section 4.1 or 4.5 shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Bank funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand after receipt by the Company of the certificate. The obligations of the Company under Sections 4.1 and 4.5 shall survive payment of the Obligations and termination of this Agreement, provided, that no Bank shall be entitled to compensation to the extent that such compensation relates to any period of time more than 90 days after the termination of this Agreement.


                                  ARTICLE V
                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------

      The Company hereby represents and warrants that:

      5.1. Incorporation and Good Standing. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

      5.2. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Company of the Credit Documents to which it is a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not (i) violate the Company's charter, by-laws or any applicable law, or (ii) breach or result in an event of default under any indenture or material agreement, and do not result in or require the creation of any Lien upon or with respect to any of its properties.

      5.3. Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of any Credit Document to which it is a party, except for the authorization to issue, sell or guarantee secured and/or unsecured short-term debt granted by the Federal Energy Regulatory Commission.

      5.4. Legally Enforceable Agreements. This Agreement and the other Credit Documents except the Notes and Drafts are, and the Notes and Drafts when delivered hereunder will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      5.5. Financial Statements. The audited balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1994, and the related statements of income and changes in financial position of the Company and its Consolidated Subsidiaries for the fiscal year then ended, as set forth in the Company's Annual Report on Form 10-K (copies of which have been furnished to each Bank), and the unaudited balance sheet of the Company and its Consolidated Subsidiaries as at March 31, 1995 (copies of which have been furnished to each Bank), fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such date and the results of operations of the Company and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP, and since
March 31, 1995, there has been no material adverse change in such financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole (except to the extent described in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 as filed with the Securities and Exchange Commission, copies of which have been furnished to each Bank), that would materially adversely affect the Company's ability to perform its obligations under any Credit Document to which it is a party.

      5.6. Litigation. Except to the extent described in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, as filed with the Securities and Exchange Commission, copies of which have been furnished to each Bank, there is no pending or threatened action or proceeding against the Company or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator, which, if adversely determined, might reasonably be expected to materially adversely affect the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, that would materially adversely affect the Company's ability to perform its obligations under any Credit Document to which it is a party.

      5.7. Margin Stock. The Company is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Advance will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

      5.8. ERISA. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan. Neither the Company nor any of its ERISA Affiliates is an employer under a Multiemployer Plan.


                                 ARTICLE VI
                            AFFIRMATIVE COVENANTS
                            ---------------------

      So long as any Advance shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall:

      6.1. Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (b) all lawful claims which, if unpaid, might by law become a Lien upon its property, provided, that the Company shall not be required to pay or discharge any such tax, assessment, charge or claim (i) which is being contested by it in good faith and by proper procedures, or (ii) the non-payment of which will not materially adversely affect the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

      6.2. Maintenance of Insurance. Maintain insurance in such amounts and covering such risks with respect to its business and properties as is usually carried by companies engaged in similar businesses and owning similar properties, either with reputable insurance companies or, in whole or in part, by establishing reserves or one or more insurance funds, either alone or with other corporations or associations.

      6.3. Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights and franchises, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties, provided, that the Company shall not be required to preserve any such right or franchise or to remain so qualified unless the failure to do so would have a material adverse effect on the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to enter into, or to perform its obligations under, any Credit Document.

      6.4. Compliance with Laws, Etc. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the non-compliance with which would materially adversely affect the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under any Credit Document.

      6.5. Visitation Rights. Subject to any necessary approval from the Nuclear Regulatory Commission, at any reasonable time and from time to time, permit the Agent, any of the Banks or any agents or representatives thereof to examine and make copies of and abstracts from its records and books of account, visit its properties and discuss its affairs, finances and accounts with any of its officers.

      6.6. Keeping of Books. Keep, and cause each Consolidated Subsidiary to keep, adequate records and books of account, in which full and correct entries shall be made of all of its financial transactions and its assets and business so as to permit the Company and its Consolidated Subsidiaries to present financial statements in accordance with GAAP.

      6.7. Reporting Requirements. Furnish to the Agent, with sufficient copies for each of the Banks:

      (a) as soon as practicable and in any event within five Business Days after becoming aware of the occurrence of any Default or Event of Default, a statement of a Designated Officer as to the nature thereof, and as soon as practicable and in any event within five Business Days thereafter, a statement of a Designated Officer as to the action which the Company has taken, is taking or proposes to take with respect thereto;

      (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a copy of the Quarterly Report on Form 10-Q (or any successor form) for the Company for such quarter, including therein the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter, and the related consolidated statements of income, cash flows and common stockholder's equity of the Company and its Consolidated Subsidiaries as at the end of and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, or statements providing substantially similar information, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Designated Officer as having been prepared in accordance with GAAP consistent with GAAP applied in the preparation of the financial statements referred to in clause (d) below (except as disclosed in the notes to such balance sheet and financial statements), together with (i) a certificate of a Designated Officer (which certificate shall also accompany the financial statements delivered pursuant to clause (d) below) stating that he has no knowledge (having made due inquiry with respect thereto) that a Default or Event of Default has occurred and is continuing, or, if such Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the actions which the Company has taken, is taking or proposes to take with respect thereto, and
(ii) a certificate of a Designated Officer, in substantially the form of Exhibit "I" hereto, setting forth the Company's computation of the financial ratio specified in Sections 8.1 as of the end of the immediately preceding fiscal quarter or year, as the case may be, of the Company;

      (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the Annual Report on Form 10-K (or any successor form) for the Company for such year, including therein the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year and the consolidated statements of income, cash flows and common stockholder's equity of the Company and its Consolidated Subsidiaries as at the end of and for such year, or statements providing substantially similar information, in each case certified by Arthur Andersen & Co. or other independent public accountants of recognized national standing selected by the Company (and not objected to by the Majority Banks), together with a certificate of such accounting firm addressed to the Banks stating that, in the course of its examination of the consolidated financial statements of the Company and its Consolidated Subsidiaries, which examination was conducted by such accounting firm in accordance with GAAP, (1) such accounting firm has obtained no knowledge that an Event of Default, insofar as such Event of Default related to accounting or financial matters, has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (2) such accounting firm has examined a certificate prepared by the Company setting forth the computations made by the Company in determining, as of the end of such fiscal year, the ratio specified in Sections 8.1, which certificates shall be attached to the certificate of such accounting firm, and such accounting firm confirms that such computations accurately reflect such ratios;

      (d) promptly after the sending or filing thereof, copies of all proxy statements which the Company sends to its stockholders, and copies of all regular, periodic and special reports and all final prospectuses (other than those which relate solely to employee benefit plans) which the Company files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor;

      (e) as soon as possible and in any event (i) within 30 days after the Company or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within ten days after the Company or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Company describing such Termination Event and the action, if any, which the Company or such ERISA Affiliate, as the case may be, proposes to take with respect thereto;

      (f) promptly upon becoming aware thereof, notice of any upgrading or downgrading of the rating of the Company's Senior Debt by D&P, Fitch, Moody's or S&P; and

      (g) such other information respecting the business, properties, or financial condition of the Company as the Agent or any Bank through the Agent may from time to time reasonably request.


                                 ARTICLE VII
                             NEGATIVE COVENANTS
                             ------------------

      So long as any Advance shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall not:

      7.1. Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, securing Debt owing to any Person, except:

      (a) Liens created pursuant to the Indenture securing the First Mortgage Bonds;

      (b) Liens securing pollution control bonds, or bonds issued to refund or refinance pollution control bonds (including Liens securing obligations (contingent or otherwise) of the Company under letter of credit agreements or other reimbursement or similar agreements), provided, however, that the aggregate face amount of any such bonds so issued shall not exceed the aggregate face amount of such pollution control bonds, as the case may be, so refunded or refinanced;

      (c) Liens in (and only in) assets acquired to secure Debt incurred to finance the acquisition of such assets;

      (d)    Statutory and common law banker's Liens on bank deposits;

      (e) Liens in respect of accounts receivable sold, transferred or assigned by the Company;

      (f) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

      (g) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

      (h) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

      (i) Judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered (subject to a customary deductible) by insurance;

      (j) Zoning restrictions, easements, licenses, covenants, reservations, utility company rights, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company and its Subsidiaries taken as a whole, or materially impair the operation of their business, taken as a whole.

      (k) Liens arising in connection with the financing of the Company's fuel resources, including, but not limited to, nuclear fuel;

      (l) Other Liens securing debt in an aggregate principal amount not in excess of $150,000,000.

      7.2. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets.

      7.3. Mergers, Etc. Merge with or into or consolidate with or into any other Person, except that the Company may merge with any other Person, provided, that, in each case, immediately after giving effect thereto, (a) no event shall occur and be continuing which constitutes a Default or Event of Default, (b) the Company is the surviving corporation and (c) the Company shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction.

      7.4. Compliance with ERISA. Permit to exist any occurrence of any Reportable Event, or any other event or condition, which presents a material (in the reasonable opinion of the Majority Banks) risk of a termination by the PBGC of any Plan of the Company or any ERISA Affiliate, which termination will result in any material (in the reasonable opinion of the Majority Banks) liability of the Company or such ERISA Affiliate to the PBGC.

      7.5. Change in Nature of Business. Make any material change in the nature of its business as carried on at the date hereof.


                                ARTICLE VIII
                             FINANCIAL COVENANT
                             ------------------

      So long as any of the Advances shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall:

      8.1. Debt to Capital Ratio. At all times, maintain a ratio of Total Consolidated Debt to Total Consolidated Capitalization of not greater than
 .75 to 1.0.


                                 ARTICLE IX
                              EVENTS OF DEFAULT
                              -----------------

      9.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

      (a) The Company shall fail to pay any installment of the principal of any Advance (including the failure to pay a Draft upon maturity thereof) when due and payable, or any interest on any Advance or any fee or other Obligation payable hereunder within five days after such interest or fee or other Obligation becomes due and payable;

      (b) Any representation or warranty made by the Company (or any of its officers) in this Agreement or in any other Credit Document to which it is a party or in any certificate, document, report, financial or other written statement furnished at any time pursuant to any such Credit Document shall prove to have been incorrect in any material respect on or as of the date made;

      (c) The Company shall fail to perform or observe any term, covenant or agreement contained in Article VII or Article VIII; or the Company shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed in this Agreement or in any other Credit Document to which it is a party and such failure shall continue for 30 consecutive days after notice thereof by means of telex, facsimile, telegraph, regular mail or written notice delivered in person (or telephonic notice thereof confirmed in writing) shall have been given to the Company by the Agent or the Majority Banks;

      (d) The Company shall: (i) fail to pay any Debt (other than the payment obligations described in subsection (a) above), in excess of $25,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the instrument or agreement relating to such Debt; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt, unless the obligee under or holder of such Debt shall have waived in writing such circumstances, or such circumstance has been cured, so that such circumstance is no longer continuing; or (iii) or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), in each case in accordance with the terms of such agreement or instrument, prior to the stated maturity thereof; or (iv) generally not, or shall admit in writing its inability to, pay its debts as such debts become due;

      (e) The Company: (i) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (ii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iii) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 consecutive days or more; or (iv) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (v) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or
(vi) shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

      (f) One or more judgments, decrees or orders for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of more than 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

      (g) Any Termination Event with respect to a Plan shall have occurred, and 30 days after notice thereof shall have been given to the Company by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then present value of such Plan's vested benefits exceeds the then current value of the assets accumulated in such Plan by more than the amount of $25,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(A)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount).

      9.2. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon the request, or may with the consent of the Majority Banks, by notice to the Company, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate and (b) declare the Obligations to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, whereupon the Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided, that in the case of an Event of Default referred to in
Section 9.1(e) above, the Commitments shall automatically be terminated, and the Obligations shall automatically be due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.


                                  ARTICLE X
                      WAIVERS, AMENDMENTS AND REMEDIES
                      --------------------------------

      10.1. Amendments. Subject to the provisions of this Article X, the Majority Banks (or the Agent with the consent in writing of the Majority Banks) and the Company may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Credit Documents or changing in any manner the rights of the Banks or the Company hereunder or waiving any Event of Default hereunder, provided, that no such supplemental agreement shall, without the consent of all of the
Banks:

             (a) Extend the maturity of any Note or Draft or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or fees under this Agreement.

             (b) Modify the percentage specified in the definition of Majority Banks.

             (c) Extend the Termination Date or increase the amount of the Commitment of any Bank hereunder, or permit the Company to assign its rights under this Agreement.

             (d)    Amend this Section 10.1.

             (e) Any change in an express right in this Agreement of a single Bank to give its consent, make a request or give a notice.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

      10.2. Preservation of Rights. No delay or omission of the Banks or the Agent to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Event of Default or the inability of the Company to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Credit Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 10.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Credit Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Banks until the Obligations have been paid in full.


                                 ARTICLE XI
                            CONDITIONS PRECEDENT
                            --------------------

      11.1. Initial Advance. The Banks shall not be required to make the initial Advance hereunder (whether a Loan or a Drawing) unless the Company has furnished to the Agent with sufficient copies for the Banks:

      (a) Copies of the Restated Articles of Incorporation of the Company, together with all amendments, certified by the Secretary or Assistant Secretary of the Company, and a certificate of good standing, certified by the appropriate governmental officer in its jurisdiction of incorporation.

      (b) Copies, certified by the Secretary or Assistant Secretary of the Company, of its By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank) authorizing the execution of the Credit Documents.

      (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the original or facsimile signature of the officers of the Company authorized to sign the Credit Documents and the officers or other employees authorized to make borrowings hereunder, upon which certificate the Banks shall be entitled to rely until informed of any change in writing by the Company.

      (d) A certificate, signed by a Designated Officer of the Company, stating that on the initial Borrowing Date no Default or Event of Default has occurred and is continuing.

      (e) A written opinion of the Company's counsel, addressed to the Banks in substantially the form of Exhibit "B" hereto.

      (f) Evidence satisfactory to the Agent of the termination of the Prior Agreement and payment of all obligations outstanding thereunder.

      (g) Such other documents as any Bank or its counsel may have reasonably requested.

      11.2. Initial Committed Loan; Initial Competitive Bid Loan. The Banks shall not be required to make the initial Loan hereunder unless the Company has duly executed and delivered the Committed Notes to the Agent for the benefit of the Banks. No Bank shall be required to make its initial Competitive Bid Loan hereunder unless the Company has duly executed and delivered such Bank's Competitive Bid Note to the Agent for the benefit of such Bank.

      11.3. Initial Drawing. The Banks shall not be required to make the initial Drawing hereunder unless the Company has furnished to the Agent the duly executed Powers of Attorney.

      11.4.  Each Advance (other than a Refinancing Advance).

      (a) The Banks shall not be required to make any Advance (other than a Refinancing Advance), unless on the applicable Borrowing Date (i) there exists no Default or Event of Default, and (ii) the representations and warranties contained in Article V and, in the case of a Drawing, the statements made by the Company in the related Drawing Request, are true and correct as of such Borrowing Date and (iii) all legal matters incident to the making of such Advance shall be satisfactory to the Banks and their counsel.

      Each Drawing Request and Loan Request with respect to each such Advance shall constitute a representation and warranty by the Company that the conditions contained in Sections 11.4(a)(i) and (ii) have been satisfied.

      (b) The Banks shall not be required to create any Drawing unless the Company shall have supplied all invoices, contracts or shipping documents related to such Drawing, if requested by the Agent or a Bank.

      11.5. Refinancing Advances. The Banks shall not be required to make any Refinancing Advance, unless on the Borrowing Date, (i) the representations and warranties contained in Article V (other than Sections
5.5 and 5.6) and, in the case of a Drawing, the statements made by the Company in the related Drawing Request, are true and correct as of such Borrowing Date, and (ii) there exists no Default or Event of Default.

      Each Borrowing Notice with respect to such Refinancing Advance shall constitute a representation and warranty by the Company that the conditions contained in Sections 11.5 have been satisfied.


                                 ARTICLE XII
                             GENERAL PROVISIONS
                             ------------------

      12.1. Successors and Assigns. (a) The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that the Company shall not have the right to assign its rights under the Credit Documents. Any Bank may sell participations in all or a portion of its rights and obligations under this Agreement pursuant to Section 12.1(b) below and any Bank may assign all or any part of its rights and obligations under this Agreement pursuant to Section 12.1(c) below.

      (b) Any Bank may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it), provided, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Company hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of the Note or Notes issued to such Bank for all purposes of this Agreement, and (iv) the Company shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In addition to, and not in limitation of the preceding sentence, any Bank may from time to time in its sole discretion finance transactions contemplated by Drawings hereunder by selling, rediscounting or otherwise disposing of the related Drafts to third parties as the Company's primary obligation to pay such third parties, whether or not such Bank has accepted any such Draft, and, in connection with any such disposition, by transferring possession and title to any such Draft to such third party or its agent, provided, that no such disposition shall in and of itself affect the eligibility of any such Draft.

      (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more financial institutions all or any part of its rights and obligations under this Agreement, provided, that such Bank has received the Company's prior written consent to such assignment, which consent shall not be unreasonably withheld, and that the minimum principal amount of any such assignment (other than assignments to a Federal Reserve Bank) shall be $10,000,000. Notwithstanding the foregoing sentence, any Bank may at any time, without the consent of the Company or the Agent, assign all or any portion of its rights under this Agreement and its Notes to (i) a Federal Reserve Bank, provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder; and (ii) to any affiliate of such assigning Bank, provided, however, that the creditworthiness of such affiliate (as determined in accordance with customary standards of the banking industry) is no less than that of the assigning Bank.

      (d) Any Bank may, in connection with any sale or participation or proposed sale or participation pursuant to this Section 12.1, disclose to the purchaser or participant or proposed purchaser or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company, provided, that, prior to any such disclosure of non-public information, the purchaser or participant or proposed purchaser or participant (which purchaser or participant is not an affiliate of a Bank) shall agree to preserve the confidentiality of any confidential information (except any such disclosure as may be required by law or regulatory process) relating to the Company received by it from such Bank.

      (e) Assignments under this Section 12.1 shall be substantially in the form of Exhibit "J" hereto or in such other form as may be agreed to by the parties thereto and shall not be effective until a $2,500 fee has been paid to the Agent by the assignee, which fee shall cover the cost of processing such assignment, provided, that such fee shall not be incurred in the event of an assignment by any Bank of all or a portion of its rights under this Agreement and its Notes and Drafts to a Federal Reserve Bank or to an affiliate of the assigning Bank.

      12.2. Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive deliveries of the Notes and the Drafts and the making of the Advances herein contemplated.

      12.3. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

      12.4. Taxes. Any taxes (excluding income taxes) payable or ruled payable by Federal or State authority in respect of the execution of the Credit Documents shall be paid by the Company, together with interest and penalties, if any.

      12.5. Choice of Law. THE CREDIT DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDINGS ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY ACTION ARISING HEREUNDER.

      12.6. Headings. Section headings in the Credit Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Credit Documents.

      12.7. Entire Agreement. The Credit Documents embody the entire agreement and understanding between the Company and the Banks and supersede all prior agreements and understandings between the Company and the Banks relating to the subject matter thereof.

      12.8. Expenses; Indemnification. The Company shall reimburse the Agent for (a) any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent in connection with the preparation, review, execution, delivery, amendment, and modification of the Credit Documents and (b) any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys) paid or incurred by the Agent on its own behalf or on behalf of any Bank in connection with the collection and enforcement of the Credit Documents. The Company further agrees to indemnify the Agent and each Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all material expenses of litigation or preparation therefor whether or not the Agent or any such Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Credit Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, provided, that the Company shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent or any such Bank. The obligations of the Company under this Section shall survive the termination of this Agreement.

      12.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

      12.10. Severability of Provisions. Any provision in any Credit Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Credit Documents are declared to be severable.

      12.11. Setoff. In addition to, and without limitation of, any rights of the Banks under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Event of Default occurs, any indebtedness from any Bank to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part hereof, shall then be due. The Company agrees that any purchaser or participant under Section 12.1 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such purchase or participation as if it were the direct creditor of the Company in the amount of the purchase or participation.

      12.12. Ratable Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its Advances in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Advances held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Advances. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Advances. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

      12.13. Nonliability of Bank. The relationship between the Company and the Banks and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Bank shall have any fiduciary responsibilities to the Company. Neither the Agent nor any Bank undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company shall rely entirely upon its own judgment with respect to its business, and any review, inspection, supervision or information supplied to the Company by the Banks is for the protection of the Banks and neither the Company nor any third party is entitled to rely thereon.

      12.14. Waiver Under Prior Agreement. By its execution of this Agreement, each Bank that is a "Bank" party to the Prior Agreement hereby agrees to waive the requirement of ten Business Days' written notice to the Agent prior to termination thereof set forth in Section 2.7 thereof. Such waiver shall become effective upon execution of counterparts of this Agreement by sufficient Banks to constitute the "Majority Banks" as that term is defined in the Prior Agreement.


                                ARTICLE XIII
                                  THE AGENT
                                  ---------

      13.1. Appointment. The First National Bank of Chicago is hereby appointed Agent hereunder, and each of the Banks irrevocably authorizes the Agent to act as the agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Article XIII. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement.

      13.2. Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Agent.

      13.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

      13.4. No Responsibility for Loans, Recitals, etc. The Agent shall not be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or in any Credit Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

      13.5. Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Majority Banks (or all of the Banks if required by Section 10.1), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of Notes.

      13.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

      13.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      13.8. Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Credit Documents, (ii) for any other expenses reasonably incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents, and for which the Agent is not entitled to reimbursement by the Company under the Credit Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, and for which the Agent is not entitled to reimbursement by the Company under the Credit Documents, provided, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

      13.9. Rights as a Lender. With respect to its Commitment, Loans made by it, Drawings created by it and the Note or Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary as if it were not the Agent.

      13.10. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

      13.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, on behalf of the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Banks, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                                 ARTICLE XIV
                                   NOTICES
                                 -----------

      14.1. Giving Notice. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given when deposited in the United States mail, postage prepaid, or by telegraph, telex or telecopy when delivered to the appropriate office for transmission, charges prepaid, addressed to the Company, the Agent or the Banks at the addresses indicated below their signatures to this Agreement or, where indicated in this Agreement, by telephone, confirmed in writing on the same Business Day.

      14.2. Change of Address. The Company, the Agent and any Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                 ARTICLE XV
                                COUNTERPARTS
                                ------------

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent and the Banks and each party has notified the Agent by telex or telephone, that it has taken such action.

IN WITNESS WHEREOF, the Company, the Banks and the Agent have executed this Agreement as of the date first above written.

                                         CONSUMERS POWER COMPANY


                                         By: /s/ Doris Galvin
                                           -------------------------------

                                         Title: Vice President & Treasurer

                                           --------------------------------
                                                 212 West Michigan Avenue
                                                 Jackson, Michigan  49201
                                                 Attention:  Vice President
                                                          & Treasurer

COMMITMENTS:
- -----------

$15,000,000                              THE FIRST NATIONAL BANK OF
                                         CHICAGO, Individually and as Agent


                                         By: /s/ Michael K. Murphy
                                            -------------------------
                                                 Michael K. Murphy
                                                 Vice President
                                                 One First National Plaza
                                                 Chicago, Illinois  60670
                                                 Suite 0363; 1-10

                                         Attention:  Electric, Gas &
                                                 Telecommunications Division
                                         Wire Instructions:
                                                 ABA No. 7521-7563



$25,000,000                              BANK OF AMERICA ILLINOIS


                                         By: /s/ R. Vernon Howard
                                            -------------------------

                                         Title: Authorized Officer
                                            -------------------------
                                                 335 Madison Avenue
                                                 New York, New York  10021

                                         Attention: Energy/Utilities/
                                                        Mining Group

                                         Wire Instructions:
                                                 ABA No. 071000039

$20,000,000                              THE BANK OF CALIFORNIA, N.A.


                                         By: /s/ Susan K. Johnson
                                            -------------------------

                                         Title: Vice President
                                            -------------------------
                                                550 S. Hope Street,
                                                 5th Floor
                                                 P.O. Box 2330
                                                 Los Angeles, CA  90051-0330

                                         Attention: Susan K. Johnson
                                           ---------------------------

                                         Wire Instructions:
                                                 ABA No. 121000015



$15,000,000                              BANK OF MONTREAL


                                         By: /s/ Howard H. Turner
                                            -------------------------

                                         Title: Director
                                            -------------------------
                                                 115 S. LaSalle Street,
                                                 12th Floor
                                                 Chicago, IL  60603

                                         Attention: Angela Corbett
                                            ---------------------------

                                         Wire Instructions: 071-000-288
                                            ---------------------------
                                                 Harris Chicago,
                                                        Acct. #124-850-6
                                                 Benef:  BMO Chicago



$25,000,000                              THE BANK OF NEW YORK


                                         By: /s/ Dennis Pidherny
                                            -------------------------

                                         Title:  Vice President
                                            -------------------------
                                                 One Wall Street, 19th Floor
                                                 New York, NY  10286

                                         Attention: Denis Pidherny
                                                 ---------------------

                                         Wire Instructions:
                                                 ABA No. 021000018

$15,000,000                              CIBC INC.

                                         By: /s/ Margaret E. McTigue
                                            -------------------------

                                         Title: Vice President
                                            -------------------------
                                             Two Paces West
                                             2727 Paces Ferry Road,
                                             Suite 1200
                                             Atlanta, GA  30339

                                         Attention:  Clare Coyne
                                         Wire Instructions:
                                                 Morgan Guaranty
                                                        ABA No. 021-000-238
                                                        f/a CIBC New York at
                                                        630-00-480
                                         Attn: Credit Operations - Atlanta
                                         Ref: Consumers Power Company

                                         With copies to:
                                         200 W. Madison, Suite 2300
                                         Chicago, IL  60606
                                         Attn: Margaret E. McTigue


$20,000,000                              THE CHASE MANHATTAN BANK, N.A.

                                         By: /s/ Thomas L. Casey
                                             -------------------------

                                         Title: Vice President
                                             -------------------------
                                             One Chase Manhattan Plaza,
                                             3rd Floor
                                             New York, NY  10081

                                         Attention:
                                             ------------------------

                                         Wire Instructions:
                                             ABA No. 021000021


$20,000,000                              CHEMICAL BANK


                                         By: /s/ Jane Ritchie
                                             ------------------------

                                         Title:  Vice President
                                                 ------------------------
                                             270 Park Avenue, 8th Floor
                                             New York, NY  10017

                                         Attention: Anne Hickey
                                             ------------------------

                                         Wire Instructions:
                                             ABA No. 021000128

$25,000,000                              COMERICA BANK

                                         By: /s/ Charles L. Weddell
                                             -------------------------

                                         Title: Vice President
                                             -------------------------

                                             One Detroit Center
                                             500 Woodward Avenue, 8th Floor
                                             Detroit, MI  48226

                                         Attention: U.S. Banking
                                             -------------------------

                                         Wire Instructions:
                                             ABA No. 072000096


$15,000,000                              CREDIT LYONNAIS, Chicago Branch

                                         By: /s/ Attila Koc
                                             -------------------------

                                         Title: Vice President
                                             -------------------------
                                             227 W. Monroe Street,
                                             Suite 3800
                                             Chicago, IL  60606

                                         Attention:
                                             ------------------------

                                         Wire Instructions:
                                             ------------------------

                                         CREDIT LYONNAIS,
                                             Cayman Island Branch

                                         By:  /s/ Attila Koc
                                             ------------------------

                                         Title: Authorized Signature
                                             ------------------------
                                             227 W. Monroe Street,
                                             Suite 3800
                                             Chicago, IL  60606

                                         Attention:
                                             ------------------------

                                         Wire Instructions:
                                             ------------------------


$15,000,000                              THE DAI-ICHI KANGYO BANK, LTD.,
                                            Chicago Branch

                                         By: /s/ Masami Tsuboi
                                             ------------------------

                                         Title: Vice President
                                             ------------------------
                                             10 S. Wacker Drive, 26th Floor
                                             Chicago, IL  60614

                                         Attention: Richard R. Howard
                                             ------------------------

                                         Wire Instructions: ABA071000013;
                                                        Acct. 10-31198

$10,000,000                              THE FIRST NATIONAL BANK OF BOSTON


                                         By: /s/ Frank T. Smith, Jr.
                                             ------------------------

                                         Title: Director
                                             ------------------------
                                             100 Federal Street
                                             M/S 01-08-02
                                             Boston, MA  02110

                                         Attention: Debora F. Williams -
                                             Commercial Loan Svcs.

                                         Wire Instructions: ABA #011000390
                                             -----------------------------



$20,000,000                              THE FUJI BANK, LTD.,
                                             Chicago Branch


                                         By: /s/ S. Akutsan
                                             ------------------------

                                         Title:  Joint General Manager
                                                 ------------------------
                                             225 West Wacker Drive,
                                             Suite 2000
                                             Chicago, IL  60606

                                         Attention: Loan Administration
                                                 ------------------------

                                         Wire Instructions:
                                             ABA No. 071000013



$15,000,000                              THE INDUSTRIAL
                                             BANK OF JAPAN, LTD.,
                                                 Chicago Branch


                                         By: /s/ Hiroaki Nakamura
                                             ------------------------

                                         Title: Joint General Manager
                                             ------------------------
                                             227 W. Monroe Street,
                                             Suite 2600
                                             Chicago, IL  60606

                                         Attention:
                                             ------------------------

                                         Wire Instructions:
                                             ------------------------

$20,000,000                              MICHIGAN NATIONAL BANK


                                         By: /s/ Mark Aben
                                             ------------------------

                                         Title: Vice President
                                             ------------------------
                                             Michigan National Tower
                                             124 West Allegan Street
                                             P.O. Box 40766
                                             Lansing, MI  48901-7966

                                         Attention:

                                         Wire Instructions:
                                             ABA No. 072000805



$20,000,000                              MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                         By: /s/ Carl J. Mehldau, Jr.
                                             ------------------------

                                         Title: Associate
                                                 ------------------------

                                             60 Wall Street
                                             New York, NY  10260

                                         Attention:
                                             ------------------------

                                         Wire Instructions:
                                             ------------------------




$25,000,000                              NBD BANK


                                         By: /s/ Thomas A. Gamm
                                             ------------------------

                                         Title: Second Vice President
                                             ------------------------
                                             611 Woodward Avenue, 2nd Floor
                                             Detroit, MI  48226

                                         Attention: Commercial Loan Dept
                                                        Acct. 212115

                                         Wire Instructions:
                                             ABA No. 072000326

$25,000,000                              THE SANWA BANK, LIMITED


                                         By: /s/ Richard H. Ault
                                             ------------------------

                                         Title: Vice President
                                             ------------------------
                                             10 S. Wacker Drive, Suite 3100
                                             Chicago, IL  60606

                                         Attention: Beverly A. Wyckoff
                                                 ------------------------

                                         Wire Instructions:
                                             ABA 071001805



$15,000,000                              SOCIETE' GENERALE


                                         By: /s/ A. H. Tune /
                                             /s/ Petrus J. Mare

                                         Title: Vice President /
                                                Vice President
                                                ------------------------

                                         181 W.Madison, Suite 3400
                                             Chicago, IL  60602

                                         Attention: Utilities
                                                 ------------------------

                                         Wire Instructions: Citibank, NY
                                                 A/C of Societe Generale
                                                        A/C #36008936
                                                        LSA #9005447
                                                        Re: Consumers Power



$10,000,000                              THE SUMITOMO BANK, LTD.


                                         By: /s/ H. Iwami
                                             ------------------------

                                         Title: Joint General Manager
                                             ------------------------
                                             233 South Wacker Drive
                                             Chicago, IL  60606-6448

                                         Attention:
                                             ------------------------

                                         Wire Instructions:
                                             ------------------------

$15,000,000                              TORONTO DOMINION (TEXAS), INC.


                                         By: /s/ Frederic Hawley
                                             ------------------------

                                         Title: Vice President
                                             ------------------------
                                             909 Fannin Street, Suite 1700
                                             Houston, TX  77010

                                         Attention:  Manager, Credit
                                                 Administration

                                         Wire Instructions:
                                             The Toronto-Dominion Bank
                                                        ABA No. 026003243
                                         Further Credit:       TD Houston
                                                        Acct. No. 2159251

                                         With a copy to:
                                         31 West 52nd Street, 21st Floor
                                         New York, NY  10019-6101
                                         Attention: Director, Utilities
                                             and Project Finance



$20,000,000                              UNION BANK OF SWITZERLAND,
                                            Chicago Branch


                                         By: /s/ Walter R. Wolff
                                             ------------------------

                                         Title: Managing Director
                                             ------------------------
                                             30 S. Wacker Drive, 40th Floor
                                             Chicago, IL  60606

                                         By: /s/ Thomas H. Meyers
                                             ------------------------

                                         Title: Lending Officer
                                             ------------------------

                                         Attention: Walter R. Wolff
                                             ------------------------

                                         Wire Instructions:
                                             ABA No. 026008439

$20,000,000                              THE YASUDA TRUST & BANKING CO.,
                                            LTD., New York Branch


                                         By:  /s/ Michael G. Haggay
                                             ------------------------

                                         Title: Vice President
                                             ------------------------
                                             666 5th Avenue, Suite 801
                                             New York, NY  10103

                                         Attention:  Loan Administration

                                         Wire Instructions:
                                             ABA No. 0210-00128
- -------------

$425,000,000        Total
_____________

                                 EXHIBIT "A"

                                    NOTE

$-------------           July 14, l9  [1995]* [1996]** [1997]** [1998]**


      CONSUMERS POWER COMPANY, a Michigan corporation (the "Company"), promises to pay to the order of -------------------- (the "Bank") the lesser of the principal sum of ---------------- Dollars or the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to Section 2.1 of the Credit Agreement hereinafter referred to, whichever is less, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay each Loan in full on the last day of such Loan's applicable Interest Period and shall pay the aggregate unpaid principal amount of all Loans in full on a date not later than July 14, [1996]* [1997]** [1998]** [1999]**.

      The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder, provided, that the Bank's failure to record such amounts on this Note shall not affect the Company's obligation to repay the obligations evidenced hereby.

      This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of July 14, 1995, among the Company, the banks named therein and The First National Bank of Chicago, individually and as agent (the "Agreement"), to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                         CONSUMERS POWER COMPANY

                                         By: ---------------------


                                         Title: ------------------



- ----------
*            Initial note issued at closing.

** Replacement note(s) issued pursuant to Section 2.3.1.3. of the Agreement.

                 SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                     TO
                      NOTE OF CONSUMERS POWER COMPANY,
                 DATED JULY 14, [l995] [1996] [1997] [1998]


             Principal     Maturity      Principal
             Amount of     of Interest   Amount         Unpaid
Date           Loan          Period        Paid         Balance
             ---------     -----------   ---------      --------

                                 EXHIBIT "B"


                                                          -------, l9--



The Banks who are parties to the
Credit Agreement described below.


Gentlemen:

      I am [Assistant] General Counsel for Consumers Power Company, a Michigan corporation (the "Company") and I, or an attorney or attorneys under my general supervision, have represented the Company in connection with its execution and delivery of a Credit Agreement among the Company, The First National Bank of Chicago, individually and as Agent, and the Banks named therein, providing for Advances in an aggregate principal amount not exceeding $425,000,000 at any one time outstanding and dated as of July 14, 1995 (the "Agreement"). All capitalized terms used in this opinion shall have the meanings attributed to them in the Agreement.

      I, or an attorney or attorneys under my general supervision, have examined the Company's Articles of Incorporation, By-laws, Resolutions, the Credit Documents and such other documents and records as I have deemed necessary in order to render this opinion. Based upon the foregoing, it is my opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

      2. The execution and delivery of the Credit Documents by the Company and the performance by the Company of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Company and will not:

             (a)    contravene the Company's charter or by-laws;

             (b) contravene any law or any contractual restriction imposed by any indenture or any other agreement or instrument evidencing or governing indebtedness for borrowed money of the Company; or

             (c) result in or require the creation of any Lien upon or with respect to any of its properties.

      3. The Credit Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      4. To the best of my knowledge, there is no pending or threatened action or proceeding against the Company or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator, which might reasonably be expected to materially adversely affect (except to the extent described in the Company's annual report on Form 10-K for the year ended December 31, 1994 and quarterly report on Form 10-Q for the quarter ended March 31, 1995 as filed with the Securities and Exchange Commission, copies of which have been furnished to each Bank) the financial condition, results of operations, business or prospects of the Company and its Consolidated Subsidiaries, taken as a whole, that would materially adversely affect the Company's ability to perform its obligations under any Credit Document to which it is a party.

      5. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of any Credit Document to which it is a party, except for the authorization to issue, sell or guarantee secured and/or unsecured short-term debt granted by the Federal Energy Regulatory Commission.

      I am a member of the bar of the State of Michigan, and as such, have made no investigation of, and give no opinion on, the laws of any state or country other than those of the State of Michigan, and, to the extent pertinent, of the United States of America.

      This opinion may be relied upon, and is solely for the benefit of, the Banks and their participants and assignees under the Credit Documents, and is not to be otherwise used, circulated, quoted, referred to or relied upon for any purpose without my express written permission.


                                         Sincerely,




                                         [Assistant] General Counsel

                                 EXHIBIT "C"

                          COMMITTED DRAWING REQUEST

                   [Letterhead of Consumers Power Company]


The First National Bank of Chicago,
      as Agent
One First National Plaza
Chicago, Illinois  60670
Attention:  Marilyn J. Pelkowski

Gentlemen:

In reference to the Credit Agreement dated as of July 14, 1995 (the "Agreement") among the undersigned, Consumers Power Company (the "Company"), the banks party thereto (the "Banks") and The First National Bank of Chicago, as agent (the "Agent"), the Company hereby confirms its
telephone request of --------------, 19--    to finance U.S. dollars
$ ---------, by having the Banks complete the Company's Drafts pursuant to the limited powers of attorney previously granted by the Company to the Banks. Terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Agreement.

The Company hereby certifies that each of the underlying transactions covers the current shipment of goods, with an aggregate U.S. dollar value of $ -----, and hereby confirms the following information from its above-referenced request:

Tenor    Amount     Maturity
(days)  Financed     Date       Merchandise     Shipped from    Shipped to
- ------  --------    --------    -----------     ------------    ----------


No other means of financing is being used for the above shipment(s). The amount of the Draft(s) at no time will exceed that amount which is ordinary and necessary to finance the transactions described above. The tenor of the Draft(s) is not in excess of the usual or customary period of credit required to finance the underlying transaction(s) and in no event exceeds 180 days. The Draft(s) created in connection with this shipment will be Eligible Drafts.

Copies of the underlying shipping documents are being held by the Company and are available for inspection and verification by the Banks' official representatives or representatives of any other regulatory agency.

The Company requests the Banks to discount the Draft(s) for value on -----
- ---, l9-- and credit the net proceeds in immediately available funds to the Company's account No. 113-10 with NBD Bank, N.A.

The Company hereby agrees to pay each of the Banks the face amount of these Drafts in immediately available funds on the maturity date to the account directed by each Bank.



                                      Sincerely,

                                      CONSUMERS POWER COMPANY



                                      By:
                                         --------------------------

                                      Title:
                                         --------------------------

                                 EXHIBIT "D"

                   [Letterhead of Consumers Power Company]

                              Power of Attorney


                                                July 14, 1995

[Name and address of Bank]


Ladies and Gentlemen:


   In reference to the Credit Agreement dated as of July 14, 1995 between the undersigned, Consumers Power Company (the "Company"), certain banks including -------- (the "Bank") and The First National Bank of Chicago, as agent (the "Agent"), the Company may from time to time request the Bank to provide the Company with financing through the use of eligible drafts for discount. With regard to such requests, the Company hereby gives its limited power of attorney to any authorized signer of the Bank to act as attorney-in-fact for the Company in the completion and execution of such drafts in accordance with the Company's instructions. This limited power of attorney shall remain in effect until cancelled or amended by written notice to the attention of
                           ------------------.


                                      Sincerely,


                                      CONSUMERS POWERS COMPANY

                                      By:
                                         ------------------------

                                      Title:
                                         ------------------------

                                 EXHIBIT "E"

                                    NOTE
                           (Competitive Bid Loans)


                                      July 14, 1995

   Consumers Power Company, a Michigan corporation (the "Company"), promises to pay, on or before the Termination Date, to the order of _______________ (the "Bank") the aggregate unpaid principal amount of all Competitive Bid Loans made by the Bank to the Company pursuant to Section
2.3.2 of the Credit Agreement hereinafter referred to (as the same may be amended or modified, the "Agreement"), provided, that the aggregate principal amount of Advances from all Banks under the Agreement shall not exceed the Aggregate Commitment, in lawful money of the United States in immediately available funds at the main office of The First National Bank of Chicago, as Agent, in Chicago, Illinois, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Company shall pay each Competitive Bid Loan in full on the last day of such Competitive Bid Loan's applicable Interest Period.

   The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder.

   This Note (Competitive Bid Loans) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 14, 1995, among the Company, The First National Bank of Chicago, individually and as Agent, and the banks named therein, including the Bank, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                      CONSUMERS POWER COMPANY

                                      By:
                                         -------------------------

                                      Title:
                                         ------------------------

                 SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                     TO
                        NOTE (COMPETITIVE BID LOANS)
                         OF CONSUMERS POWER COMPANY
                             DATED JULY 14, l995


        Principal           Maturity            Principal
        Amount of          of Interest            Amount        Unpaid
Date      Loan               Period               Paid          Balance
- ----    ---------          -----------          ----------      --------

                                 EXHIBIT "F"
                            COMPETITIVE BID QUOTE
                              (Section 2.3.2.4)

                                                         ----------, 19

To:     The First National Bank of Chicago, as Agent ________________
        Attn:
               ----------------

Re:            Competitive Bid Quote to Consumers Power Company (the
               "Company")

In response to your invitation on behalf of the Company dated ______________, 19__, we hereby make the following Competitive Bid Quote pursuant to
Section 2.3.2.4 of the Credit Agreement hereinafter referred to and on the following terms:

1.      Quoting Bank: _______________
2.      Person to contact at Quoting Bank: ______________________
3.      Borrowing Date: ____________, 19__ (1)
4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

   Principal               Interest                      [Absolute
   Amount(2)               Period(3)                       Rate(4)]

$








- ---------------
(1)  As specified in the related Invitation.
(2) Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for $10,000,000 and an integral multiple of $1,000,000.
(3)  At least 7 and up to 180 days, as specified in the related Invitation.
(4)  Specify rate of interest (or a margin over/under the Base Eurodollar
     Rate) per annum (rounded to the nearest 1/100 of 1%).


   We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of July 14, 1995 among the Company, the Banks listed on the signature pages thereof and yourselves, as Agent, as it may be amended from time to time, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.


                                      Very truly yours,

                                      [NAME OF BANK]



Dated: ___________, 19                By:
                                         ---------------------------
                                                Authorized Officer

                                 EXHIBIT "G"

                        COMPETITIVE BID QUOTE REQUEST
                              (Section 2.3.2.2)

                                        _____________, 19

To:     The First National Bank of Chicago,
        as agent (the "Agent")

From:   Consumers Power Company ("Company")

Re: Credit Agreement (the "Agreement") dated as of July 14, 1995, among the Company, The First National Bank of Chicago, individually and as Agent, and the Banks listed on the signature pages thereof, as it may be amended from time to time

   We hereby give notice pursuant to Section 2.3.2.2 of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

Borrowing Date: ________________, 19

Principal Amount1                     Interest Period2
- -----------------                     ----------------

$

   Such Competitive Bid Quotes should offer an Absolute Rate.

   Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Banks in response to this request, the undersigned shall be deemed to affirm as of such date the representations and warranties made in the Agreement to the extent specified in Article V thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.

                                      CONSUMERS POWER COMPANY

                                      By:

                                      Title:


- --------------------
1 Amount must be at least $10,000,000 and an integral multiple of $1,000,000.
2 At least 7 and up to 180 days, subject to the provisions of the definition of Absolute Rate Interest Period.

                                 EXHIBIT "H"

                    INVITATION FOR COMPETITIVE BID QUOTES
                              (Section 2.3.2.3)


                                            , 19


To:     [Name of Bank]

Re:     Invitation for Competitive Bid Quotes to
        Consumers Power Company (the "Company")

   Pursuant to Section 2.3.2.3 of the Credit Agreement dated as of July 14, 1995 (the "Agreement") among the Company, the Banks parties thereto and the undersigned, as Agent, as it may be amended from time to time, we are pleased on behalf of the Company to invite you to submit Competitive Bid Quotes to the Company for the following proposed Competitive Bid Advance(s):

Borrowing Date:  ___________________, 19__

Principal Amount                                Interest Period
- ----------------                                ---------------

$

   Such Competitive Bid Quotes should offer an Absolute Rate. Your Competitive Bid Quote must comply with Section 2.3.2.4 of the Agreement and the foregoing terms in which the Competitive Bid Quote Request was made. Capitalized terms used herein have the meanings assigned to them in the Agreement.

   Please respond to this invitation by no later than 9:00 a.m. Chicago time on ______________________, 19__.

                           THE FIRST NATIONAL BANK OF CHICAGO,
                             as Agent


                           By:
                                      Authorized Officer

                                 EXHIBIT "I"

              Form of Certificate as to Debt-Capital Ratio and
               Pursuant to Section 8.1 of the Credit Agreement

   I, ______________________, _____________________ of Consumers Power
Company, a Michigan corporation (the "Company"), DO HEREBY CERTIFY in connection with the Credit Agreement dated as of July 14, 1995 (the "Credit Agreement"; the terms defined therein being used herein as defined), among the Company, the Banks named therein and The First National Bank of Chicago, as Agent for the Banks, that:

1. Section 8.1 of the Credit Agreement provides that the Company shall:

        "At all times, maintain a ratio of Total Consolidated Debt to Total Consolidated Capitalization of not greater than .75 to 1.0.

2. The following calculations are made in accordance with the definitions of Total Consolidated Debt and Total Consolidated Capitalization in the Credit Agreement and are correct and accurate as of _______________________, 19__:

A.      Total Consolidated Debt:
        -----------------------

   (a)  Indebtedness for borrowed money                         $

   (b)  Indebtedness for deferred purchase
        price of property/services

   (c)  Unfunded Vested Liabilities

   (d)  Obligations under acceptance facilities

   (e)  Obligations under Capital Leases

   (f)  Guaranties, endorsements and
        other contingent obligations


                                      Total                     $

B.      Total Consolidated Capitalization:
        ---------------------------------

   (a)  Total Consolidated Debt                                 $

   (b)  Equity of common stockholders

   (c)  Equity of preference stockholders

   (d)  Equity of preferred stockholders




                                      Total                     $


C.      Debt to Capitalization Ratio
        ----------------------------
   (total of A divided by total of B)                           $


   IN WITNESS WHEREOF, I have signed this Certificate this ___________ day of______________, 19__.

                                 EXHIBIT "J"

                            ASSIGNMENT AGREEMENT

   This Assignment Agreement (this "Assignment Agreement") between - ___________________________________ (the "Assignor") and
___________________ (the "Assignee") is dated as of ____________________,
19__.  The parties hereto agree as follows:


   1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.


   2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.


   3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.1(c) of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Bank under the Credit Agreement with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Credit Agreement with respect to the rights and obligations assigned to the Assignee hereunder.


   4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or
(b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Company with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Fixed Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.] (1) In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.


- ---------------------------
(1) Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.



   5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Company or if the commitment fee was ___ of 1% less than the commitment fee paid by the Company, as applicable. In addition, the Assignee agrees to pay ___ % of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.


   6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Note or any Draft, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement,
(iii) the financial condition or creditworthiness of the Company, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement, (v) inspecting any of the property, books or records of the Company, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Credit Agreement.


   7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Credit Agreement will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Credit Agreement without deduction or withholding of any United States federal income taxes] (2).


- ------------------------
(2) to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.



   8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.


   9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.1(c) of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.


   10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of
Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.


   11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.


   12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.


   13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.


   IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                [NAME OF ASSIGNOR]

                                By:
                                      -------------------------------

                                Title:

                                      -------------------------------
                                      -------------------------------
                                      -------------------------------
                                      -------------------------------

                                [NAME OF ASSIGNEE]

                                By:
                                      -------------------------------

                                Title:
                                      -------------------------------
                                      -------------------------------
                                      -------------------------------
                                      -------------------------------

                                 SCHEDULE 1
                           to Assignment Agreement

1. Description and Date of Credit Agreement: Credit Agreement, dated as of July 14, 1995, among Consumers Power Company, the banks named therein and The First National Bank of Chicago, individually and as agent.

2.      Date of Assignment Agreement:  ______________, 19__

3.      Amounts (As of Date of Item 2 above):

        a.       Total of Commitments
                 (Loans)* under
                 Credit Agreement                          $_______


        b.       Assignee's Percentage
                 purchased under
                 the Assignment
                 Agreement***                               _______%

        c.       Amount of Assigned Share
                 purchased under
                 the Assignment
                 Agreement                                 $_______


4.      Assignee's Aggregate (Loan
        Amount)**  Commitment Amount
         Purchased Hereunder:                              $_______


5.      Proposed Effective Date:             ________________________
Accepted and Agreed:

[NAME OF ASSIGNOR]                    [NAME OF ASSIGNEE]
By:                                   By:
   ----------------------                ------------------------
Title:                                Title:
   ----------------------                ------------------------




 *            If a Commitment has been terminated, insert outstanding
              Loans in place of Commitment
**            Percentage taken to 10 decimal places

              Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

       Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                 EXHIBIT "I"
                           to Assignment Agreement

                                   NOTICE
                                OF ASSIGNMENT
                                -------------



_________________, 19__


To:                  CONSUMERS POWER COMPANY
                     212 West Michigan Avenue
                     Jackson, Michigan  49201
                     Attention:  Vice President & Treasurer

                     THE FIRST NATIONAL BANK OF CHICAGO
                     One First National Plaza
                     Chicago, Illinois  60670
                     Suite 0363; 1-10
                     Attention:  Electric, Gas & Telecommunications
Division


From:                [NAME OF ASSIGNOR] (the "Assignor")

                     [NAME OF ASSIGNEE] (the "Assignee")


                     1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

                     2. This Notice of Assignment (this "Notice") is given and delivered to the Company and the Agent pursuant to Section 12.1 of the Credit Agreement.

                     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _____________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.1 of the Credit
Agreement have been delivered to the Agent, provided that the Effective
Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

                     4. The Assignor and the Assignee hereby give to the Company and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions
precedent agreed to by the Assignor and the Assignee.   At the request of
the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

                     5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $2,500 required by Section 12.1 of the Credit Agreement.

                     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Company to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Company upon its receipt of a new
Note in the appropriate amount.

                     7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

                     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Company or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                         NAME OF ASSIGNEE

By:                                      By:
   --------------------------               --------------------------

Title:                                   Title:
   --------------------------               --------------------------



ACKNOWLEDGED AND CONSENTED TO            ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK OF CHICAGO    BY CONSUMERS POWER COMPANY

By:                                      By:
   ------------------------------           -----------------------------

Title:                                   Title:
   ------------------------------           -----------------------------
               [Attach photocopy of Schedule 1 to Assignment]